UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2006

GEOCOM RESOURCES INC.

(Exact name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-49621

(Commission File Number)

98-0349734

(IRS Employer Identification No.)

413-114 West Magnolia, Bellingham, WA 98225

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 360-392-2898

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On August 24, 2006, we closed a private placement consisting of 2,483,176 units at a price of $0.17 per unit with 23 accredited investors for total proceeds of $422,139.92. Each unit consists of one common share and one share purchase warrant. Each share purchase warrant entitles the holder to purchase one additional common share at an exercise price of $0.50 for a period of two years after the date of the subscription agreement. For each sale of these units we relied on the exemption from registration provided for accredited investors pursuant to Rule 506 of Regulation D, promulgated under the Securities Act of 1933, as amended.

As a condition of the private placement, we have agreed to file a registration statement within 45 days of the closing date of the private placement registering all of the securities issued.

D/JLM/894027.1

An agent’s fee is payable to Euro Pacific Capital in the amount of 8% of the gross proceeds payable in cash and 10% in warrants, exercisable at the price of $0.50 per share. Proceeds of the private placement will be used for exploration and development of the Registrant’s properties and working capital.

Item 9.01. Financial Statements and Exhibits.

10.1

Form of Subscription Agreement with the following placees:

Charles Haegelin
Peter Spina
Chris Mullen
Richard C. Pinkham
James Johnson
Hewitt Investment Properties, LLC
Betty Baylor
Pacific Trend Building Co. Inc.
Kristine C. Brenner
Peter Smith
John Smith
Andrew Smith
Larry M. Bush
Ray Jackson
Robert J. and Anne E. Scott
Judith B. Kidd
Richard B. Ressman
Jonathan Klahr
Weber Mfg Profit Sharing Plan Trust
Barry and Pam Fronek
Scott and Linda Fait
D. Stewart Armstrong
John E. and M. Shirley Hiner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOCOM RESOURCES, INC.

/s/ John Hiner

John Hiner, President

Date: August 24, 2006

D/JLM/894027.1